As Filed with the Securities and Exchange Commission April 23, 2001
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            KOS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                              Florida                                           65-0670898
           (State or other jurisdiction of incorporation or        (I.R.S. Employer Identification No.)
                             organization)

                       1001 Brickell Bay Drive, 25th Floor
                              Miami, Florida 33131
                                 (305) 577-3464
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          KOS PHARMACEUTICALS, INC. 1996 STOCK OPTION PLAN, AS AMENDED
                           (Full titles of the Plans)

                                 Daniel M. Bell
                 President, Chief Executive Officer and Director
                            Kos Pharmaceuticals, Inc.
                       1001 Brickell Bay Drive, 25th Floor
                                 Miami, FL 33131
                                 (305) 577-3464

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                              Steven Sonberg, Esq.
                              Holland & Knight LLP
                               701 Brickell Avenue
                                   Suite 3000
                                 Miami, FL 33131
                                 (305) 374-8500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                       Proposed Maximum    Proposed Maximum       Amount of
    Title of Securities to be         Amount to       Offering Price Per      Aggregate          Registration
            Registered            be Registered(1)         Share(2)       Offering Price(2)         Fee(3)
-------------------------------------------------------------------------------------------------------------
   Common Stock,                      3,000,000         $17.94               $53,820,000           $13,455
        $.01 par value
=============================================================================================================

(1) Represents additional shares of Kos Pharmaceuticals, Inc. Common Stock, par value $.01 (the "Common Stock"), to be issued pursuant to the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices reported on the Nasdaq National Market on April 19, 2001.

(3) Registration fees were previously paid for the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan filed on a Form S-8 registration statement (4,000,000 shares; Registration No. 333-35533). The Kos Pharmaceuticals, Inc. 1996 Stock Option Plan has been amended to increase the number of covered shares from 4,000,000 to 7,000,000. The fee being paid herewith pertains to the 3,000,000 additional shares.

                                EXPLANATORY NOTE

         As permitted by General Instruction E of Form S-8, Kos Pharmaceuticals, Inc. (the "Company") hereby incorporates by reference the information contained in the earlier registration statement on Form S-8 (Registration No. 333-35533) relating to the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan (the "Plan"), filed with the Securities and Exchange Commission on September 12, 1997, in connection with an increase from 4,000,000 to 7,000,000 in the number of shares of the Company's Common Stock that may be issued under the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

         Exhibit
         Number         Description
         ------         -----------

         5       --     Opinion of Holland & Knight LLP

         23.1    --     Consent of Arthur Andersen LLP

         23.2    --     Consent of Holland & Knight LLP (included in Exhibit 5)

         24      --     Powers of Attorney (included on the signature page to
                        this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Kos Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida, on the 23rd day of April, 2001.

                                              KOS PHARMACEUTICALS, INC.

                                              By: /s/ Daniel M. Bell
                                                 ----------------------------
                                                    Daniel M. Bell, President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel M. Bell and Juan F. Rodriguez and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on the dates indicated.

                 Signature                                       Title                               Date
                 ---------                                       -----                               ----


/s/ Michael Jaharis                                      Chairman of the Board                     April 23, 2001
-----------------------------------------
Michael Jaharis
                                                       President, Chief Executive
/s/ Daniel M. Bell                                        Officer and Director                     April 23, 2001
-----------------------------------------             (Principal Executive Officer)
Daniel M. Bell

                                                     Vice Chairman of the Board and                _________
-----------------------------------------           Chief Sales and Marketing Officer
Robert E. Baldini

/s/ Juan F. Rodriguez
-----------------------------------------
Juan F. Rodriguez                                      Vice President, Controller                  April 23, 2001
                                                     (Principal Accounting Oficer)


/s/ John Brademas                                               Director                           April 23, 2001
-----------------------------------------
John Brademas


/s/ Steven Jaharis                                              Director                           April 23, 2001
-----------------------------------------
Steven Jaharis


/s/ Louis C. Lasagna                                            Director                           April 23, 2001
-----------------------------------------
Louis C. Lasagna


/s/ Mark Novitch                                                Director                           April 23, 2001
-----------------------------------------
Mark Novitch


/s/ Frederick B. Whittemore                                     Director                           April 23, 2001
-----------------------------------------
Frederick B. Whittemore

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number            Description
------            -----------

5       --        Opinion of Holland & Knight LLP

23.1    --        Consent of Arthur Andersen LLP

23.2    --        Consent of Holland & Knight LLP (included in Exhibit 5)

24      --        Powers of Attorney (included on the signature page to this
                  Registration Statement)